UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Westell Technologies, Inc. (the “Company”) was held on September 20, 2011. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1-Election of Directors:

Each person duly elected at the Annual Meeting to serve as a director until the Company’s 2012 Annual Meeting of Stockholders received the number of votes indicated beside his or her name below.

Nominee	For	Withheld	Broker Non-Vote
Richard S. Gilbert	87,744,823	1,019,054	16,222,534
Kirk R. Brannock	87,870,595	893,282	16,222,534
Robert W. Foskett	77,725,466	11,038,411	16,222,534
James M. Froisland	87,621,675	1,142,202	16,222,534
Dennis O. Harris	82,164,346	6,599,531	16,222,534
Martin D. Hernandez	87,134,098	1,629,779	16,222,534
Eileen A. Kamerick	87,356,892	1,406,985	16,222,534
Robert C. Penny III	87,078,071	1,685,806	16,222,534

Proposal 2-Ratification of the appointment of Ernst &Young LLP, independent auditors, as auditors for the fiscal year ending March 31, 2012. This proposal was approved.

	For	Against	Abstain
Appointment of independent auditors	104,157,432	688,909	140,070

Proposal 3-Advisory Vote on Executive Compensation, as described in the proxy materials. This proposal was approved.

	For	Against	Abstain	Broker Non-Vote
Advisory Vote on Executive Compensation	85,437,321	903,413	2,423,143	16,222,534

Proposal 4-Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation, as described in the proxy materials. “1 year” was approved.

	1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation	82,158,760	75,482	4,147,404	2,382,231	16,222,534

In accordance with the voting results on this item, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year until the next stockholder vote on frequency of stockholder votes on the compensation of executives. The next required vote on the frequency will be in six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: September 22, 2011	By:	/s/ Brian S. Cooper
Brian S. Cooper
Chief Financial Officer, Treasurer and Secretary